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                                                                     EXHIBIT 2.6

                              SECOND AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

This Second Amendment (the "Amendment") to the Agreement and Plan of Merger (the "Agreement") dated as of July 9, 1998, by and among Cerulean, Inc., a Georgia corporation ("Cerulean"), WellPoint Health Networks Inc., a Delaware corporation ("WellPoint") and Water Polo Acquisition Corp., a Delaware corporation ("WPAC"), is dated as of December 31, 1999. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

                                   WITNESSETH

          WHEREAS, Cerulean, WellPoint and WPAC have previously entered into the Agreement, pursuant to which Cerulean would merge with and into WPAC upon the terms and conditions set forth therein; and

          WHEREAS, Cerulean, WellPoint and WPAC entered into a First Amendment to the Agreement dated July 9, 1999 ("First Amendment") amending Section 7.01(b) of the Agreement to provide that the Agreement may be terminated and the Merger contemplated thereby may be abandoned by either Cerulean or WellPoint if the Merger shall not have been consummated on or before December 31, 1999 (which date was elected by WellPoint and Cerulean pursuant to the First Amendment);
and

          WHEREAS, Cerulean, WellPoint and WPAC desire further to amend the Agreement as set forth in this Amendment.


                                   AGREEMENT

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, and upon and subject to the terms and conditions hereinafter set forth, the parties do hereby agree as follows:

          1. Section 7.01(b) of the Agreement, as it read prior to the First Amendment, shall be amended by deleting the words "the one year anniversary of this Agreement" and inserting in their place the words "December 31, 2000." This Section 1 shall supersede
              Section 1 of the First Amendment.

          2. Except as set forth in this Amendment, the Agreement shall remain unmodified and shall continue in full force and effect.



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IN WITNESS WHEREOF, each of the parties hereof have caused this Amendment to be duly executed on its behalf as of the date indicated above.


                                        CERULEAN COMPANIES, INC.


                                        By: /s/ HUGH J. STEDMAN
                                           ------------------------------------


                                        WELLPOINT HEALTH NETWORKS INC.


                                        By: /s/ THOMAS C. GEISER
                                           ------------------------------------


                                        WATER POLO ACQUISITION CORP.


                                        By: /s/ THOMAS C. GEISER
                                           ------------------------------------